Exhibit 99.1

Contacts:
Angela Tandy	Jayna Ontko
Visual Networks (NASDAQ: VNWK)	The Merritt Group
301-296-2741	703-556-6823
atandy@visualnetworks.com	ontko@merrittgrp.com

Visual Networks Reports First Quarter Results

Adds Seasoned Executive to Board of Directors

Rockville, MD, April 16, 2003 – Visual Networks, Inc. reported breakeven EPS on a GAAP basis as revenue declined sequentially due to continued weakness in IT spending.

The Maryland-based leader in performance management solutions reported a net loss of $92,000, its first net loss in five quarters, on revenue of $9.2 million. Despite a sequential decline in revenue and net loss for the quarter, the company reported that earnings per share on a GAAP basis broke even at $0.00.

“If we take a short-term look at the business, the financial results for the quarter were disappointing, despite the improvements made in gross margins, operating expenses, accounts receivables, inventories, payables and cash,” said Peter Minihane, interim president and CEO. “We’re in this for the long haul and continue to be optimistic about the medium- and long-term potential for Visual Networks. We’re making tremendous progress in strengthening the executive management team and putting a strategy in place to deliver long-term value to our shareholders.”

The company also announced today that William Washecka, a seasoned accounting executive with over three decades of industry experience, has joined Visual Networks’ board of directors and will serve as chairman of the audit committee.

Most recently, Washecka was executive vice president and chief financial officer of USinternetworking, Inc. where he led the restructuring of $125 million debt, raised over $100 million in private equity and subsequently assisted in the merger of the company with Interpath. Prior to joining USI, Washecka was a senior partner and director of high technology at Ernst & Young, LLP. During a 29-year period at Ernst & Young, Washecka assisted over 300 companies through various stages of growth primarily in the areas of telecommunications, software and integration.

“We welcome Bill to our board of directors. His insight and broad industry exposure will be extremely helpful as we execute on key strategies and initiatives,” said Minihane. “He will also play an important role advising the company about corporate governance practices.”

The addition of Washecka increases Visual Networks’ board of directors to five total, including three outside directors and two inside directors.

In conjunction with these announcements, Visual Networks’ management will host a teleconference today at 4:45 p.m. (ET). The call can be accessed live over the Internet at http://www.firstcallevents.com/service/ajwz378433193gf12.html or by dialing 913-981-5510. A replay of the call will be available through April 23, 2003 over the Internet through the same Web site, or by calling 719-457-0820 with the reservation number 476803.

About Visual Networks
Visual Networks (NASDAQ: VNWK) has the broadest suite of proven performance management solutions for public and private communications networks and services. To find out how the world’s leading service providers and enterprises are using Visual Networks’ products to increase network reliability and revenues and dramatically reduce operational expenses and lower their total cost of ownership, visit www.visualnetworks.com or call 1-800-240-4010 for sales information.

Note To Investors
This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing, its dependence upon key employees, and its ability to retain employees. In addition, the geopolitical uncertainties associated with the war in Iraq could have an adverse effect on Visual Networks’ business. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Form 10-Qs and its Annual Report on Form 10-K.

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Visual Networks, Inc.

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the
	Three Months Ended
	March 31,
	2003	2002

Revenue	$9,204	$16,793
Cost of revenue	2,254	4,976

Gross profit	6,950	11,817

Operating expenses:
Research and development	2,747	3,325
Sales and marketing	3,443	5,935
General and administrative	1,285	1,767
Provision for bad debts	(337)	—

Total operating expenses	7,138	11,027

Income (loss) from operations	(188)	790
Other income	452	—
Interest expense, net	(356)	(109)

Income (loss) before income taxes	(92)	681
Provision for income taxes	—	—

Net income (loss)	$(92)	$681

Basic and diluted earnings (loss) per share	$(0.00)	$0.02

Visual Networks, Inc.

Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$14,338	$12,708
Restricted short-term investment	2,000	2,503
Accounts receivable, net	3,883	7,647
Inventory	2,959	3,393
Other current assets	675	259

Total current assets	23,855	26,510
Property and equipment, net	3,359	3,481
Deferred debt issuance costs	709	768

Total assets	$27,923	$30,759

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$7,130	$9,733
Customer deposits	250	—
Deferred revenue	5,767	6,436
Current portion of long-term debt	—	—

Total current liabilities	13,147	16,169
Convertible debentures, net of unamortized debt discount	8,158	7,963

Total liabilities	21,305	24,132
Stockholders’ equity	6,618	6,627

Total liabilities and stockholders’ equity	$27,923	$30,759

Visual Networks, Inc.

Condensed Consolidated Cash Flow Statement
(in thousands)
(unaudited)

	For the
	Three Months Ended
	March 31,
	2003	2002

Cash Flows From Operating Activities:
Net income (loss)	$(92)	$681
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	465	971
Translation gain from foreign subsidiary	—	(21)
Non-cash interest expense	254	—
Non-cash restructuring and impairment charges	—	—
Changes in assets and liabilities
Accounts receivable	3,764	(1,231)
Inventory	434	175
Other assets	(416)	506
Accounts payable and accrued expenses	(2,601)	1,524
Customer deposits	250	(3,588)
Deferred revenue	(669)	(1,706)

Net cash provided by (used in) operating activities	1,389	(2,689)

Cash Flows From Investing Activities:
Net sales of short-term investments	503	—
Expenditures for property and equipment	(343)	(491)

Net cash provided by (used in) investing activities	160	(491)

Cash Flows From Financing Activities:
Exercise of stock options and employee stock purchase plan, net of stock repurchases	81	99
Debt issuance costs	—	9,705
Net borrowings under credit agreements	—	(2,039)
Principal payments on capital lease obligations	—	(285)

Net cash provided by financing activities	81	7,480

Net Increase in Cash and Cash Equivalents	1,630	4,300
Cash and Cash Equivalents, Beginning of Period	12,708	5,921

Cash and Cash Equivalents, End of Period	$14,338	$10,221

Visual Networks, Inc.

Additional Financial Information

     The following presents additional financial information about Visual Networks for the three months ended June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003, respectively.

	6/30/02	9/30/02	12/31/02	3/31/03

Days Sales Outstanding Calculation:

Days sales outstanding (“DSOs”) are calculated as follows:

Accts Receivable	$11,899	$6,381	$7,647	$3,883

Quarterly sales/Days in quarter	$15,209/91	$14,652/92	$14,807/92	$9,204/90

Day sales outstanding	71.2	40.1	47.5	38.0

Inventory Turns Calculation:

Inventory turns are calculated as follows:

Days in year	365	365	365	365

Inventory/(Quarterly cogs/Days in quarter)	$5,310/($3,651/91)	$3,517/($4,414/92)	$3,393/($4,164/92)	$2,959/($2,254/90)
Inventory turns	2.8	5.0	4.9	3.1

Employees:

Research and development	58	57	52	52
Sales and marketing	72	73	65	64
Manufacturing and customer service	17	15	12	12
General and administrative	30	29	29	29

Total Employees	177	174	158	157

Revenue:
Current Products:
Uptime	$10,446	$13,745	$11,911	$8,228
Cell Tracer	1	68	1,396	—
IP Insight	4,261	540	1,124	860
Royalties	194	80	78	82

Total current products	14,902	14,433	14,509	9,170
Discontinued Products:	307	219	298	34

Total	$15,209	$14,652	$14,807	$9,204

Visual Networks, Inc.

Additional Financial Information (continued)

     The following presents additional financial information about Visual Networks for the three months ended June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003, respectively.

	6/30/02	9/30/02	12/31/02	3/31/03

Common stock outstanding	32,175	32,175	32,399	32,448

Weighted average share calculations:
Basic weighted average shares outstanding	32,106	32,175	32,139	32,429
Common stock equivalents (treasury stock method)	36	20	295	—

Diluted weighted average shares outstanding	32,142	32,195	32,434	32,429

Net income (loss)	$815	$665	$1,245	$(92)

Basic and diluted earnings (loss) per share	$0.03	$0.02	$0.04	$(0.00)